Exhibit 107

Calculation of Filing Fee Table

S-3
(Form Type)

Indiana Michigan Power Company
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Debt	Unsecured Notes	457(o)			$3,000,000,000	0.00015310	$459,300
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	Debt	Unsecured Notes	415(a)(6)			$500,000,000 (1)			S-3	333-268880	$55,100
		Total Offering Amount				$3,500,000,000		$459,300
		Total Fees Previously Pad						N/A
		Total Fee Offsets						N/A
		Net Fee Due						$459,300

(1)Pursuant to Rule 415(a)(6), the securities being registered hereunder include $500,000,000 of unsold securities which remain unsold as of the date hereof (collectively, the “Unsold Securities”) previously registered by the Registrant’s registration statement on Form S-3 (File No. 333-268880), which was originally filed with the Securities and Exchange Commission (the “Commission”) on December 19, 2022, and declared effective by the Commission on December 29, 2022 (the “Prior Registration Statement”). The aggregate filing fee paid in connection with such Unsold Securities was $55,100. Pursuant to Rule 415(a)(6) under the Securities Act, (i) the registration fee applicable to the Unsold Securities is being carried forward to this registration statement and will continue to be applied to the Unsold Securities, and (ii) the offering of the Unsold Securities registered on the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. Accordingly, the Registrant is paying a registration fee of $459,300 with the filing of this registration statement. If the registrant sells any of the Unsold Securities pursuant to the Prior Registration Statement after the date of the initial filing, and prior to the date of effectiveness, of this registration statement, the registrant will file a pre-effective amendment to this registration statement, which will reduce the number of Unsold Securities included on this registration statement.